SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.
                    ----------------------------------------


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): July 27, 1999




                         ELLIGENT CONSULTING GROUP, INC.
                         -------------------------------
             [Exact Name of Registrant as specified in its Charter]




         Nevada                       000-25257                 87-0453842
         ------                       ---------                 ----------
[State or Other Jurisdiction    [Commission File No.]          [IRS Employer
     of Incorporation]                                       Identification No.]



           152 West 57th Street,  40th Floor,  New York, New York 10019
           -------------------------------------------------------------
               [Address of principal executive offices; ZIP Code]




        Registrant's Telephone No., including Area Code:  (212) 765-2915


                                      N/A
                                      ---
            (Former name or Former Address, if changed since last report)























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Item 2.  Acquisition or Disposition of Assets
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    On July 15, 1999, Elligent Consulting Group, Inc., a Nevada Corporation [the
"Registrant"],   Elligent   Consulting   Services,   Inc.  ["ECS"],  a  Delaware
corporation and Andreas Typaldos ["Typaldos"] signed a Stock Purchase Agreement providing for the acquisition of all of the issued and outstanding common stock of ECS by the Registrant in accordance with the Delaware General Corporation Law ["The Delaware Act"]. The Stock Purchase Agreement provides that Typaldos will receive $1. Typaldos is also the President and Chief Executive Officer of the Registrant. Due to common ownership, the acquisition will be accounted for at book value in a manner similar to a pooling of interests.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
-------  -------------------------------------------------------------------

    (a)  Financial Statements of Business Acquired.

         It is impracticable to provide the required financial statements at the time of this report. The required financial statements will be filed within sixty (60) days hereof.

    (b)  Pro Forma Financial Information.

         It is impracticable to provide the required pro forma financial information at the time of the filing of this report. The required pro forma financial information will be filed within sixty (60) days hereof.

    (c)  Exhibits.

         Exhibit 1 - Stock Purchase Agreement dated as of July 15, 1999 by and among Elligent Consulting Group, Inc., Elligent Consulting Services, Inc. and Andreas Typaldos.


                                   SIGNATURES

    Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             ELLIGENT CONSULTING GROUP, INC.


Dated:   August 12, 1999                     By:  /s/ Edwin T. Brondo
                                                -----------------------------
                                                    Edwin T. Brondo
                                                    Chief Financial Officer



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